Exhibit 5.1

January 10, 2007

Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts  02111

Re:                               Iron Mountain Incorporated Registration Statement on Form S-3

Ladies and Gentlemen:

We are rendering this opinion in connection with (i) a registration statement on Form S-3 Reg. No. 333-126932, as declared effective on August 5, 2005 (the “Original Registration Statement”), filed by Iron Mountain Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a registration statement on Form S-3 to be filed on or about the date hereof (the “Registration Statement”, and together with the Original Registration Statement, the “Registration Statements”) by the Company with the Commission under the Securities Act pursuant to Rule 462(b) under the Securities Act.

The Registration Statement relates to the proposed issuance and sale of up to $60,000,000 in aggregate amount of debt securities (or the equivalent thereof in foreign currencies or foreign currency units) of the Company (the “Debt Securities”), which may be guaranteed (the “Subsidiary Guarantees”) by certain present and future wholly owned domestic subsidiaries of the Company (the “Subsidiary Guarantors”).

The following opinion is furnished to the Company to be filed with the Commission as Exhibit 5.1 to the Registration Statement.  As used in this opinion, the terms “Original Registration Statement” and “Registration Statement” include, unless otherwise stated, such Original Registration Statement or Registration Statement, as amended, when declared effective by the Commission (including any necessary post-effective amendments thereto).

In connection with this opinion, we have examined and relied upon a copy of: (i) the Original Registration Statement filed with the Commission on July 27, 2005; (ii) the Registration Statement to be filed with the Commission on or about the date hereof; and (iii) the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”).  We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed.  In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the Debt Securities, Subsidiary Guarantees and any related Indenture (as defined below), agreements and instruments, except to the extent described in the Registration Statement and any prospectus file with the Commission in connection with an offering of Debt Securities and Subsidiary Guarantees, will be, and that any related proceedings of the Company conducted after the date hereof will be conducted, (i) in accordance with all applicable laws and the Company's Certificate of Incorporation and Amended and Restated By-laws, (ii) in the case of the Subsidiary Guarantees, in accordance with all applicable laws and the Subsidiary Guarantors’ charters and by-laws, and (iii) not in conflict with any contractual or other restrictions which are binding on the Company.

We have also necessarily assumed in connection with the opinions expressed below that (i) a Prospectus Supplement will have been filed with the Commission pursuant to Rule 424 under the Securities Act describing the Debt Securities and Subsidiary Guarantees offered thereby; (ii) the Company's Board of Directors (the “Board”), and, if applicable, the Subsidiary Guarantors' Board of Directors, or a duly authorized committee thereof, shall have duly adopted final resolutions (the “Final Resolutions”) authorizing the issuance and sale of the applicable Debt Security and Subsidiary Guarantee as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Indenture; (iii) evidence of each Debt Security and Subsidiary Guarantee shall have been duly executed, countersigned, authenticated and registered, as required by the Indenture and Final Resolution for that Debt Security and Subsidiary Guarantee, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Indenture and Final Resolutions for such Debt Security and Subsidiary Guarantee; and (iv) all Debt Securities and Subsidiary Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement.

To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that (i) each Trustee (as defined below) is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is and will be duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under, each Indenture to which it is a party; (ii) each Trustee will be in compliance with all applicable laws and regulations, with respect to acting as a trustee under each Indenture; and (iii) each Indenture will be the valid and binding agreements of each party thereto (other than the Company and the Subsidiary Guarantors), enforceable against such parties in accordance with their respective terms.

We express no opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation are subject to (i) limitations arising under applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors; (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief; and (iii) an implied duty on the part of the party seeking to enforce rights or remedies to take action and make determinations on a reasonable basis and in good faith to the extent required by applicable law.

Based on and subject to the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, as of the date hereof, each series of Debt Securities and the Subsidiary Guarantees, if any, will be validly issued and binding obligations of the Company and the Subsidiary Guarantors when the Indenture shall have been duly authorized, executed and delivered by the Company and a trustee named thereunder (the “Trustee”).

All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus and Prospectus Supplement incorporated by reference into the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP
SULLIVAN & WORCESTER LLP